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                                                                    EXHIBIT 10.5

                                   MEMORANDUM

                        AND AMENDMENT OF PROMISSORY NOTE

DATE:         September 25, 2001

TO:           Kevin P. O'Brien

FROM:         Innoveda, Inc.

RE: Amendment of the Secured Promissory Note dated August 11, 1999 in the Principal Amount of $87,853.59 Issued to Viewlogic Systems, Inc. (the "Note")



I am writing, on behalf of Innoveda, Inc. ("Innoveda"), to confirm Innoveda's agreement, and obtain your agreement, that:

1. All of the rights and obligations of Viewlogic Systems, Inc. ("Viewlogic") under the Note were assigned to, and assumed by, Innoveda.

2. All of the rights and obligations of Viewlogic under the Stock Pledge Agreement that you executed in connection with the Note were assigned to, and assumed by, Innoveda.

3. The Note is hereby amended by deleting from the Note the provision that requires that the Note become due and payable on "The date which is eighteen months after the first date, if any, on which the common stock of Viewlogic Systems, Inc. (or any security substituted therefor) is listed on a national securities exchange or the NASDAQ stock market".

4. In all other respects the Note remains in full force and effect as originally written and as amended as set forth in this memorandum.

Agreed and accepted, and signed as a sealed instrument, by:

Innoveda, Inc.                              Kevin P. O'Brien

By:    /s/ Peter T. Johnson                 /s/ Kevin P. O'Brien

Title: Vice President